Exhibit 99.1
Item 1. Business
General
Belden Inc. (Belden) designs, manufactures and markets signal transmission solutions, including cable, connectivity and active components for mission-critical applications in markets ranging from industrial automation to data centers, broadcast studios, and aerospace. We focus on market segments that require highly differentiated, high-performance products. We add value through design, engineering, excellence in manufacturing, product quality, and customer service.
Belden Inc. is a Delaware corporation incorporated in 1988. The Company reports in four segments: the Americas segment, the Wireless segment, the Europe, Middle East and Africa (EMEA) segment and the Asia Pacific segment. Financial information about the Company’s four operating segments appears in Note 4 to the Consolidated Financial Statements.
In July 2008, Belden acquired Trapeze Networks, Inc. During 2007, Belden completed three acquisitions: Hirschmann Automation and Control GmbH, LTK Wiring Co. Ltd. and Lumberg Automation Components. For more information regarding these acquisitions, see Note 3 to the Consolidated Financial Statements.
As used herein, unless an operating segment is identified or the context otherwise requires, “Belden,” the “Company” and “we” refer to Belden Inc. and its subsidiaries as a whole.
Products
Belden produces and sells cables, connectors, active connectivity products, and wireless products.
We have thousands of different cable products, including:
•	Copper cables, including shielded and unshielded twisted pair cables, coaxial cables, stranded cables, and ribbon cables

•	Fiber optic cables, which transmit light signals through glass or plastic fibers

•	Composite cables, which are combinations of multiconductor, coaxial, and fiber optic cables jacketed together or otherwise joined together to serve complex applications and provide ease of installation
We produce and sell connectors primarily for industrial and data networking applications. Connectors are also sold as part of end-to-end structured cabling solutions.
Active connectivity products include Industrial Ethernet switches and related equipment, fiber optic interfaces and media converters used to bridge fieldbus networks over long distances, and load-moment indicators for mobile cranes and other load-bearing equipment.
Our wireless products include a suite of wireless local area network products for use in a variety of markets including the healthcare, education, and enterprise markets.

Markets and Products, Americas Segment
The Americas segment designs, manufactures and markets all of our various cable product types (as described above under “Products”) for use in the following principal markets: industrial; audio and video; sound and security; networking; transportation and defense; and communications. The segment also designs, manufactures and markets connectivity, cable management products and cabinetry for the enterprise market, and tubing and sleeving products. This segment contributed approximately 52%, 57%, and 71% of our consolidated revenues in 2008, 2007, and 2006, respectively.
For this segment, we define the industrial market to include applications ranging from advanced industrial networking and robotics to traditional instrumentation and control systems. Our cable products are used in discrete manufacturing and process operations involving the connection of computers, programmable controllers, robots, operator interfaces, motor drives, sensors, printers and other devices. Many industrial environments, such as petrochemical and other harsh-environment operations, require cables with exterior armor or jacketing that can endure physical abuse and exposure to chemicals, extreme temperatures and outside elements. Other applications require conductors, insulating, and jacketing materials that can withstand repeated flexing. In addition to cable product configurations for these applications, we supply heat-shrinkable tubing and wire management products to protect and organize wire and cable assemblies. We sell our industrial products primarily through wire specialist distributors, industrial distributors and re-distributors, and directly to original equipment manufacturers (OEMs).
We manufacture a variety of multiconductor and coaxial products which distribute audio and video signals for use in broadcast television (including digital television and high definition television), broadcast radio, pre- and post-production facilities, recording studios and public facilities such as casinos, arenas and stadiums. Our audio/video cables are also used in connection with microphones, musical instruments, audio mixing consoles, effects equipment, speakers, paging systems and consumer audio products. Our primary market channels for these broadcast, music and entertainment products are broadcast specialty distributors and audio systems installers. The Americas segment also sells directly to music OEMs and the major networks including NBC, CBS, ABC and Fox.
We provide specialized cables for sound and security applications such as video surveillance systems, airport baggage screening, building access control, motion detection, public address systems, and advanced fire alarm systems. These products are sold primarily through distributors and also directly to specialty system integrators and contractors.
In the networking market, we supply structured cabling solutions for the electronic and optical transmission of data, voice, and video over local and wide area networks. End-use applications are hospitals, financial institutions, government, service providers, transportation, data centers, manufacturing, industrial, education, and enterprise customers. Products for this market include high-performance copper cables (including 10-gigabit Ethernet technologies over copper), fiber optic cables, connectors, wiring racks, panels, interconnecting hardware, intelligent patching devices, and cable management solutions for complete end-to-end network structured wiring systems. Our systems are installed through a network of highly trained system integrators and are supplied through authorized distributors.
In the transportation and defense market, we provide specialized cables for use in commercial and military aircraft, including cables for fly-by-wire systems, fuel systems, and in-flight entertainment systems. Some of these products withstand extreme temperatures (up to 2000° F), are highly flexible, or are highly resistant to abrasion. We work with OEMs to have our products specified on aircraft systems and sell either directly to the OEMs or to specialized distributors or subassemblers. For the automotive market, we supply specialized cables for oxygen sensors in catalytic converters. Other high-temperature cable products are applied in industrial sensors and communication technology. These automotive and other cables are sold primarily through distributors.

In the communications market, we manufacture flexible, copper-clad coaxial cable for high-speed transmission of voice, data and video (broadband), used for the “drop” section of cable television (CATV) systems and satellite direct broadcast systems. These cables are sold primarily through distributors.
Markets and Products, Wireless Segment
The Wireless segment designs, manufactures and markets a suite of wireless local area network (WLAN) products for use in a variety of markets, principally in the healthcare and education markets, as well as the retail, manufacturing, logistics, financial, government, hospitality, and enterprise markets. The Wireless segment consists of Trapeze Networks, Inc. (Trapeze), which we acquired on July 16, 2008. This segment represented less than 1% of our consolidated revenues in 2008.
Under the Trapeze Networks brand, we offer a broad variety of indoor and outdoor WLAN products and provide services associated with these products and their use. Trapeze has developed an innovative new WLAN architecture called Smart Mobile®. Smart Mobile® introduced “intelligent switching,” which combines the advantages of both centralized and distributed approaches to networking. As a result, Smart Mobile® allows organizations to adopt high-performance 802.11n networks, deliver high-quality voice for hundreds of users, and scale their WLANs across the enterprise indoors and outdoors, without compromising security or manageability and without having to upgrade their existing switching or WLAN controller infrastructures. Trapeze’s products include Trapeze Networks Mobility System Software®, a full line of Mobility Exchange® controllers, Mobility Point® access points, our advanced access control product, SmartPass®, the RingMaster® wireless management suite, antennas and accessories and location-based software and appliances.
The Wireless segment sells and licenses its products primarily through distributors and value added resellers worldwide. In addition, the Wireless segment also sells and licenses its products through OEM partners who market the products and technology under their own brand name. The Wireless segment has thousands of direct and OEM (indirect) customers globally, including many large enterprises, numerous government agencies, schools, universities and hospitals.
Markets and Products, EMEA Segment
In addition to EMEA’s cable operations, the segment includes the European operations of the Hirschmann and Lumberg Automation businesses acquired on March 26, 2007 and April 30, 2007, respectively. This segment contributed approximately 29%, 27%, and 25% of our consolidated revenues in 2008, 2007, and 2006, respectively.
We design, manufacture and market Industrial Ethernet switches and related equipment, both rail-mounted and rack-mounted, for factory automation, power generation and distribution, process automation, and large-scale infrastructure projects such as bridges, wind farms and airport runways. Rail-mounted switches are designed to withstand harsh conditions including electronic interference and mechanical stresses. We also design, manufacture and market fiber optic interfaces and media converters used to bridge fieldbus networks over long distances. In addition, we design, manufacture and market a broad range of industrial connectors for sensors and actuators, cord-sets, distribution boxes and fieldbus communications. These products are used both as components of manufacturing equipment and in the installation and networking of such equipment. We also design, manufacture and market load-moment indicators. Our switches, communications equipment, connectors and load-moment indicators are sold directly to industrial equipment OEMs and through a network of distributors and system integrators.

In the segment’s cable operations, we design, manufacture and market our cable, enterprise connectivity, and other products primarily to customers in Europe, the Middle East, and Africa for use in the industrial, networking, communications, audio and video, and security markets (as such markets are described with respect to the Americas segment above), through distributors and to OEMs. We also market copper-based CATV trunk distribution cables that meet local specifications of cable TV system operators.
In 2006 we sold a copper telecom cable business in the United Kingdom, and in 2007 we completed our global exit from the outside plant telecom cable business with the sale of our Czech cable operation. In 2008 we sold our Czech cable assembly operation.
Markets and Products, Asia Pacific Segment
The Asia Pacific segment includes the operations of LTK Wiring Co. Ltd. acquired on March 27, 2007, in addition to its Belden cable business. This segment contributed approximately 19%, 16%, and 4% of our consolidated revenues in 2008, 2007, and 2006, respectively.
The Asia Pacific segment designs, manufactures and markets cable products used in a wide range of consumer electronics and other manufactured consumer products. Under the LTK brand, we provide Appliance Wiring Materials (AWM) that are compliant with UL standards for the internal wiring of a wide range of electronic devices, coaxial and miniature coaxial cable for internal wiring in electronic game consoles, laptop computers, mobile telephones, personal digital assistant devices and global positioning systems, high-temperature resistant wire for heating mats and electronic ignitions, highly flexible and temperature resistant automotive wire, flexible cords, and miscellaneous audio and video cable. Some of our products manufactured in Asia have won recognition from customers and industry groups around the world for their inherent environmental responsibility. These products are sold principally within China to international and Chinese OEMs and contract manufacturers.
We also market the full range of Belden products to our customers operating in Asia, Australia and New Zealand. These customers include a mix of regional as well as global customers from North America or Europe, in the industrial, networking, communications, audio and video, and security markets. We pursue both direct and channel sales depending upon the nature and size of the market opportunities.
Customers
As discussed above, we sell to distributors and directly to OEMs and installers of equipment and systems. Sales to the distributor Anixter International Inc. represented approximately 16% of our consolidated revenues in 2008.
We have supply agreements with distributors and with OEM customers in the Americas, Europe, and Asia. In general, our customers are not contractually obligated to buy our products exclusively, in minimum amounts or for a significant period of time. The loss of one or more large customers or distributors could result in lower total revenues and profits. However, we believe that our relationships with our customers and distributors are satisfactory and that they choose Belden products, among other reasons, due to the breadth of our product offering and the quality and performance characteristics of our products.

There are potential risks in our relationships with distributors. For example, adjustments to inventory levels maintained by distributors (which adjustments may be accelerated through consolidation among distributors) may adversely affect sales. In addition, if the costs of materials used in our products fall and competitive conditions make it necessary for us to reduce our list prices, we may be required, according to the terms of contracts with certain of our distributors, to reimburse them for a portion of the price they paid for our products in their inventory. Further, certain distributors are allowed to return certain inventory in exchange for an order of equal or greater value. We have recorded reserves for the estimated impact of these inventory policies.
International Operations
We have manufacturing facilities in Canada, Mexico, China and Europe. During 2008, approximately 58% of Belden’s sales were for customers outside the United States. Our primary channels to international markets include both distributors and direct sales to end users and OEMs.
Changes in the relative value of currencies take place from time to time and their effects on our results of operations may be favorable or unfavorable. In most cases, our revenues and costs are in the same currency, reducing our overall currency risk.
A risk associated with our European manufacturing operations is the higher relative expense and length of time required to reduce manufacturing employment if needed.
Our foreign operations are subject to economic and political risks inherent in maintaining operations abroad such as economic and political destabilization, international conflicts, restrictive actions by foreign governments, and adverse foreign tax laws.
Financial information for Belden by geographic area is shown in Note 4 to the Consolidated Financial Statements.
Competition
We face substantial competition in our major markets. The number and size of our competitors varies depending on the product line and operating segment.
For each of our operating segments, the market can be generally categorized as highly competitive with many players. Some multinational competitors have greater financial, engineering, manufacturing and marketing resources than we have. There are also many regional competitors that have more limited product offerings.
The principal competitive factors in all our product markets are product features, availability, price, customer support and distribution coverage. The relative importance of each of these factors varies depending on the customer. Some products are manufactured to meet published industry specifications and are less differentiated on the basis of product characteristics. We believe that Belden stands out in many of its markets on the basis of the breadth of our product offering, the quality and performance characteristics of our products, and our service and technical support.
Although we believe that we have certain technological and other advantages over our competitors, realizing and maintaining such advantages will require continued investment in engineering, research and development, marketing and customer service and support. There can be no assurance that we will continue to make such investments or that we will be successful in maintaining such advantages.

Research and Development
We engage in continuing research and development programs, including new and existing product development, testing and analysis, process and equipment development and testing, and compound materials development and testing. Hirschmann, Lumberg Automation, and Trapeze engage in businesses that involve higher levels of research and development because of shorter product life cycles. Therefore, our aggregate research and development expense has risen in proportion to total sales since we acquired these operations in 2007 and 2008. See the Consolidated Statements of Operations for amounts incurred for research and development.
Patents and Trademarks
We have a policy of seeking patents when appropriate on inventions concerning new products, product improvements and advances in equipment and processes as part of our ongoing research, development, and manufacturing activities. We own many patents and registered trademarks worldwide that are used to varying degrees by our operating segments, with numerous others for which applications are pending. Although in the aggregate our patents are of considerable importance to the manufacturing and marketing of many of our products, we do not consider any single patent to be material to the business as a whole. We consider the following trademarks to be of material value to our business: Belden®, Alpha™, Mohawk®, West Penn Wire/CDT®, Hirschmann®, Lumberg Automation™, LTK™, and Trapeze®.
Raw Materials
The principal raw material used in many of our products is copper. Other materials that we purchase in large quantities include fluorinated ethylene-propylene (both Teflon® and other FEP), polyvinyl chloride (PVC), polyethylene, aluminum-clad steel and copper-clad steel conductors, other metals, optical fiber, printed circuit boards, and electronic components. With respect to all major raw materials used by us, we generally have either alternative sources of supply or access to alternative materials. Supplies of these materials are generally adequate and are expected to remain so for the foreseeable future.
Over the past three years, the prices of metals, particularly copper, have been highly volatile. Copper prices rose to a 5-year high in July 2008 before falling by 66% by the end of the year. Prices for materials such as PVC and other plastics derived from petrochemical feedstocks have also fluctuated along with the price of oil. Since Belden utilizes the first in, first out inventory costing methodology, the impact of copper and other raw material cost changes on our cost of goods sold is delayed by approximately two months based on our inventory turns.
When the cost of raw materials increases, we are generally able to recover these costs through higher pricing of our finished products. The majority of our products are sold through distribution, and we manage the pricing of these products through published price lists which we update from time to time, with new prices taking effect a few weeks after they are announced. Some OEM customer contracts have provisions for passing through raw material cost changes, generally with a lag of a few weeks to three months.
Backlog
Our business is characterized generally by short-term order and shipment schedules. Accordingly, we do not consider backlog at any given date to be indicative of future sales. Our backlog consists of product orders for which we have received a customer purchase order or purchase commitment and which have not yet been shipped. Orders are subject to cancellation or rescheduling by the customer, generally with a cancellation charge. At December 31, 2008, our backlog of orders believed to be firm was $130.1 million compared with $166.6 million at December 31, 2007. The backlog at December 31, 2008 is scheduled to be shipped in 2009.

Environmental Matters
We are subject to numerous federal, state, provincial, local and foreign laws and regulations relating to the storage, handling, emission and discharge of materials into the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, the Emergency Planning and Community Right-To-Know Act and the Resource Conservation and Recovery Act. We believe that our existing environmental control procedures and accrued liabilities are adequate, and we have no current plans for substantial capital expenditures in this area.
We do not currently anticipate any material adverse effect on our results of operations, financial condition, cash flow or competitive position as a result of compliance with federal, state, provincial, local or foreign environmental laws or regulations, including cleanup costs. However, some risk of environmental liability and other costs is inherent in the nature of our business, and there can be no assurance that material environmental costs will not arise. Moreover, it is possible that future developments, such as increasingly strict requirements of environmental laws and enforcement policies thereunder, could lead to material costs of environmental compliance and cleanup by us.
Employees
As of December 31, 2008, we had approximately 7,500 employees worldwide. We also utilized about 700 workers under contract manufacturing arrangements. Approximately 1,600 employees are covered by collective bargaining agreements at various locations around the world. We believe that our relationship with our employees is good.
Importance of New Products and Product Improvements;
Impact of Technological Change; Impact of Acquisitions
Many of the markets that we serve are characterized by advances in information processing and communications capabilities, including advances driven by the expansion of digital technology, which require increased transmission speeds and greater bandwidth. Our markets are also subject to increasing requirements for mobility and information security. The relative costs and merits of copper cable solutions, fiber optic cable solutions, and wireless solutions could change in the future as various competing technologies address the market opportunities. We believe that our future success will depend in part upon our ability to enhance existing products and to develop and manufacture new products that meet or anticipate such changes. An important element of our business strategy is to increase our capabilities in the different modes of signal transmission technology, specifically copper cable, optical fiber and wireless.
Fiber optic technology presents a potential substitute for certain of the copper-based products that comprise the majority of our sales. Fiber optic cables have certain advantages over copper-based cables in applications where large amounts of information must travel great distances and where high levels of information security are required. While the cost to interface electronic and light signals and to terminate and connect optical fiber remains high, we expect that in future years these disadvantages will diminish. We produce and market fiber optic cables and many customers specify these products in combination with copper cables.
Advances in copper cable technologies and data transmission equipment have increased the relative performance of copper solutions. For example, in early 2005 we introduced the Belden System 10-GX for the data networking or enterprise market, providing reliable 10 gigabits-per-second performance over copper conductors. Belden’s System 10-GX accomplishes this using unshielded twisted pair cables and patented connector technology. The finalization in February 2008 of the industry’s 10-gig-over-copper, Category 6A cabling standard and the recent 10GBASE-T product announcements have accelerated the adoption of these higher-capacity copper network solutions.
The final stage of most networks remains almost exclusively copper-based and we expect that it will continue to be copper for some time. However, if a significant decrease in the cost of fiber optic systems relative to the cost of copper-based systems were to occur, such systems could become superior on a price/performance basis to copper systems. We do not control our own source of optical fiber production and, although we cable optical fiber, we could be at a cost disadvantage to competitors who both produce and cable optical fiber.
The installation of wireless devices has required the development of new types of wired infrastructure systems. In the future, we expect that wireless communications technology will be an increasingly viable alternative technology to both copper and fiber optic-based systems for certain applications. We believe that problems such as insufficient signal security, susceptibility to interference and jamming, and relatively slow transmission speeds of current systems will gradually be overcome, making the use of wireless technology more acceptable in many markets, including not only office LANs but also industrial and broadcast installations. This is evidenced by the increasing adoption rate of the larger bandwidth 802.11n networks for the purpose of voice, data and video transmission.
In the industrial automation market, there is a growing trend toward adoption of Industrial Ethernet technology, bringing to the factory floor the advantages of digital communication and the ability to network devices made by different manufacturers and then link them to enterprise systems. Adoption of this technology is at a more advanced stage among European manufacturers than those in the United States and Asia, but we believe that the trend will globalize.
Our strategy includes continued acquisitions to support our signal transmission solutions strategy. There can be no assurance that future acquisitions will occur or that those that do occur will be successful.
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements and other information contain additional information about us. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the site is http://www.sec.gov.
Belden maintains an Internet website at www.belden.com where our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC.
We will provide upon written request and without charge a printed copy of our Annual Report on Form 10-K. To obtain such a copy, please write to the Corporate Secretary, Belden Inc., 7733 Forsyth Boulevard, Suite 800, St. Louis, MO 63105.
New York Stock Exchange Matters
Pursuant to the New York Stock Exchange (NYSE) listing standards, we submitted a Section 12(a) CEO Certification to the NYSE in 2008. Further, we are herewith filing with the Securities and Exchange

Commission (as exhibits hereto), the Chief Executive Officer and Chief Financial Officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.
Executive Officers
The following table sets forth certain information with respect to the persons who were Belden executive officers as of February 27, 2009. All executive officers are elected to terms that expire at the organizational meeting of the Board of Directors following the Annual Meeting of Shareholders.

Name	Age	Position

John S. Stroup	42	President, Chief Executive Officer and Director

Wolfgang Babel	51	Executive Vice President, Europe, Middle East and Africa (EMEA) Operations and Global Connector Products

Gray G. Benoist	56	Senior Vice President, Finance and Chief Financial Officer

Steven Biegacki	50	Senior Vice President, Global Sales and Marketing

Kevin L. Bloomfield	57	Senior Vice President, Secretary and General Counsel

Stephen H. Johnson	59	Vice President and Treasurer

Naresh Kumra	38	Executive Vice President, Asia Pacific Operations

John S. Norman	48	Vice President, Controller and Chief Accounting Officer

Cathy O. Staples	58	Senior Vice President, Human Resources

Denis Suggs	43	Executive Vice President, Americas Operations and Global Cable Products
John S. Stroup was appointed President, Chief Executive Officer and member of the Board in October 2005. From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc. He has a B.S. in Mechanical Engineering from Northwestern University and an M.B.A. from the University of California at Berkeley Haas School of Business.
Wolfgang Babel was appointed Vice President, Operations, and President, Belden EMEA (title changed as reflected in the above table in February 2009) in February 2008. He joined the Company in September 2007 as Managing Director of Belden Automation, comprising Hirschmann and Lumberg Automation. Prior to joining Belden, he served as Managing Director of Endress + Hauser Gesellschaft fur Mess und Regeltechnik GmbH & Co., KG, in Gerlingen, Germany, designers and manufacturers of measurement equipment and process instrumentation. Previously he held progressively responsible positions with Diehl GmbH & Co. KG, an electronics and munitions company. He has a Doctor of Engineering degree in information technology from the Friedrich Alexander Universität and a Ph.D. in System Theory Mathematics from Columbia Pacific University.
Gray G. Benoist was appointed Vice President, Finance and Chief Financial Officer (title changed as reflected in the above table in February 2009) in August 2006. Mr. Benoist was previously Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc., a $6.3 billion business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions. During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola’s portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular Infrastructure Group. He has a B.S. in Finance & Accounting from Southern Illinois University and an M.B.A. from the University of Chicago.
Steven Biegacki was appointed Vice President, Global Sales and Marketing (title changed as reflected in the above table in February 2009) in March 2008. Mr. Biegacki was previously Vice President, Marketing for Rockwell Automation. At Rockwell, he initially served as DeviceNet Program Manager, was promoted to Business Manager, Automation Networks in 1997, Vice President, Integrated Architecture Commercial Marketing in 1999, Vice President, Components and Power Control Commercial Marketing in 2005. Previously, he was an Automation Systems Architecture Marketing Manager for Allen-Bradley Company. He has a B.S. in Electrical Engineering Technology from ETI Technical College in Cleveland, Ohio.
Kevin L. Bloomfield has been Vice President, Secretary and General Counsel of the Company (title changed as reflected in the above table in February 2009) since July 2004. From August 1993 until July 2004, Mr. Bloomfield was Vice President, Secretary and General Counsel of Belden 1993 Inc. He was Senior Counsel for Cooper Industries, Inc. from February 1987 to July 1993, and had been in Cooper’s Law Department from 1981 to 1993. He has a B.A. in Economics, a J.D. from the University of Cincinnati and an M.B.A. from The Ohio State University.
Stephen H. Johnson has been Treasurer of the Company (title changed as reflected in the above table in February 2009) since July 2004, and was Treasurer of Belden 1993 Inc. from July 2000 to July 2004. From November 2005 until August 2006 he served in the additional capacity of Interim Chief Financial Officer of the Company. He was Vice President, Finance of Belden Electronics from September 1998 through June 2000 and Director, Tax and Assistant Treasurer of Belden 1993 Inc. from October 1993 through August 1998. He was associated with the public accounting firm of Ernst & Young LLP from 1980 through September 1993 and was a partner with that firm since 1989. Mr. Johnson has a B.A. in History from Austin College and a Ph.D. in Philosophy from the University of Texas at Austin. He is a Certified Public Accountant.
Naresh Kumra joined Belden in March 2006 as Vice President of Business Development, and was named Vice President, Operations and President, Asia Pacific (title changed as reflected in the above table in February 2009) in June 2006. From 1999 to 2006, he worked for McKinsey & Company, Inc., a global management consulting firm. From 1991 to 1997, he worked for industrial and electronics businesses of Schlumberger Industries in New Delhi, India, and Poitiers, France. He graduated from the Indian Institute of Technology in Delhi with a B.S. in Computer Science and has an M.B.A. from the Darden School at the University of Virginia in Charlottesville, Virginia.
John S. Norman joined Belden in May 2005 as Controller and was named Chief Accounting Officer (title changed as reflected in the above table in February 2009) in November 2005. He was vice president and controller of Graphic Packaging International Corporation, a paperboard packaging manufacturing company, from 1999 to 2003 and has 17 years experience in public accounting with PricewaterhouseCoopers LLP. Mr. Norman has a B.S. in Accounting from the University of Missouri and is a Certified Public Accountant.
Cathy Odom Staples has been Vice President, Human Resources of the Company (title changed as reflected in the above table in February 2009) since July 2004, and held the same position with Belden 1993 Inc. from May 1997 through July 2004. She was Vice President, Human Resources for Belden Electronics from May 1992 to May 1997. Ms. Staples has a B.S.B.A. in Human Resources from Drake University.
Denis Suggs joined Belden in June 2007 as Vice President, Operations, and President, Belden Americas (title changed as reflected in the above table in February 2009). Prior to joining Belden, he held various senior executive positions at Danaher Corporation, most recently as the President, Portescap and serving as the Chairman of the Board — Portescap International, Portescap Switzerland, Danaher Motion India Private Ltd., and Airpax Company. Mr. Suggs holds a B.S. in Electrical Engineering from North Carolina State University and an M.B.A. from Duke.